ROYAL MINES AND MINERALS, CORP.
COMPANY PROPRIETARY
INTELLECTUAL PROPERTY LICENSE AGREEMENT

This agreement is entered into by and between Royal Mines and Minerals Corp., a Nevada Corporation (herein RMMC) and Greene Lyon Group, LLC, a Commonwealth of Massachusetts Company (herein LICENSEE), and;

Whereas, RMMC is the owner of intellectual property, which is useful in the extraction of precious metals from ore, concentrates and various other materials, (herein THE PROCESS) and;

Whereas, LICENSEE intends to own or control various E-Ore processing facilities which produce products containing precious metals which can be extracted using THE PROCESS, and;

Whereas LICENSEE intends to utilize THE PROCESS to recover precious metals from E-Ore, and other composites (herein the FIELD OF USE), it is now agreed as follows;

1.	RMMC hereby grants to LICENSEE an exclusive, non-transferable license to use THE PROCESS within the FIELD OF USE within the TERRITORY (as defined below).

2.

The license period is for five (5) years from the date of this License Agreement. If at the end of the five (5) years LICENSEE has established E- Ore operations and is utilizing THE PROCESS in those operations, the License Agreement will be extended for another five (5) years with additional five (5) year extensions available under the same terms. If at the end of the five (5) year period, LICENSEE is not utilizing THE PROCESS, this agreement is terminated and LICENSEE will no longer have any right to use THE PROCESS.

3.

This agreement is for the use of THE PROCESS in North America only (the TERRITORY). LICENSEE has the option to extend the TERRITORY to include the rest of the world when LICENSEE has established E-Ore operations and is utilizing THE PROCESS in those operations.

Royal Mines and Minerals Corp., 2580 Anthem Village Drive, #112, Henderson, NV 89052

4.	RMMC’s fee for this License Agreement is Five Thousand Dollars ($5,000) annually or a royalty of two percent (2%) of the value of the precious metals recovered; whichever is greater.

5.	The $5,000 annual fee is to be paid upon the signing of this agreement and on the anniversary of this agreement each year. Royalty payments are to be paid on a monthly basis.

6.	This agreement does not transfer any ownership of THE PROCESS to LICENSEE.

7.	This agreement may be cancelled in writing by either party if the other party is in default on any terms of this agreement.

8.	THE PROCESS includes all updates and improvements, which RMMC will provide to LICENSEE, as developed.

9.

LICENSEE may not disclose the nature of THE PROCESS to any third party. LICENSEE will not be liable for disclosure, however, to the extent that any aspect of THE PROCESS: (a) was a matter of public knowledge when disclosed by RMMC; (b) became a matter of public knowledge without fault by LICENSEE; or (c) is compelled to be disclosed by a regulatory body or court having authority to order such disclosure. LICENSEE and RMMC shall take all reasonable actions to maintain THE PROCESS as confidential and proprietary.

10.

A complete description of THE PROCESS will be attached to this agreement as Exhibit “A” when LICENSEE has completed project financing and has an approved plan of operation from the appropriate government agency.

11.

RMMC hereby represents and warrants that: (a) it is the owner of THE PROCESS and has not granted, and will not grant, to any third party any rights in THE PROCESS in the FIELD OF USE in the TERRITORY; and (b) no aspect of THE PROCESS infringes or conflicts with any intellectual property of any third party.

Royal Mines and Minerals Corp., 2580 Anthem Village Drive, #112, Henderson, NV 89052

12.	Notices under this agreement shall be in writing and sent to the parties as set forth below:

Royal Mines and Minerals Corp. 2580 Anthem Village Dr. Henderson, NV 89052

Greene Lyon Group, LLC 14 Schooner Ridge Marblehead, MA 01945

13.

This agreement may not be transferred or assigned to any third party without a written agreement signed by both parties, provided that either party may assign this License Agreement, and its rights and obligations hereunder, in connection with the sale of all or substantially all its assets, its merger or consolidation, or any similar transaction.

14.	This agreement is the entire agreement between the parties. Any changes in the agreement must be in writing and signed by both parties.

Agreed to this 24th day of March 2009

Royal Mines and Minerals Corp.	Greene Lyon Group, LLC.

BY: /s/ K. Ian Matheson	BY: /s/ Dale R. Johnson
Name: K. Ian Matheson	Name: Dale R. Johnson
Title: CEO	Title: Managing Director
Date: 3/24/09	Date: 3/24/09

Royal Mines and Minerals Corp., 2580 Anthem Village Drive, #112, Henderson, NV 89052